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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use in this Amendment No. 1 to this registration statement on Form S-4 of our report dated December 6, 2007, relating to the consolidated financial statements of Matinee Media Corporation for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in this registration statement.

Malone & Bailey PC
www.malone-bailey.com
Houston, Texas

January 14, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM